Exhibit 23.2


                  [Letterhead of KIRKPATRICK & LOCKHART, LLP.]

September  4,  2003


LocatePLUS  Holdings  Corporation
100  Cummings  Center
Suite  235M
Beverly,  Massachusetts  01915


     RE:     LOCATEPLUS  HOLDINGS  CORPORATION
          REGISTRATION  STATEMENT  ON  FORM  SB-2  (FILE  NUMBER  333-107720)
          -------------------------------------------------------------------

Ladies  and  Gentlemen:

     We hereby consent to the filing of the opinion set forth as Exhibit 5.1 to the Registration Statement on Form SB-2 (File Number 333-107720), as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed resale of up to 22,500,000 shares of the LocatePLUS Holdings Corporation's Class A Voting Common Stock, par value $0.01 per share, and to the use of our name in the prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."


                    Very  truly  yours,

/s/ KIRKPATRICK  &  LOCKHART  LLP

                    KIRKPATRICK  &  LOCKHART  LLP